As filed with the Securities and Exchange Commission on June 30, 2009.

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1521616
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia  20170

(Address of Principal Executive Offices and Zip Code)

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Guardian Technologies International, Inc. 2009 Stock Compensation Plan

(Full title of the plan)

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Michael W. Trudnak, Chairman and Chief Executive Officer

Guardian Technologies International, Inc.

516 Herndon Parkway

Suite A

Herndon, Virginia  20170

Telephone: (703) 464-5495

 (Name, address and telephone number, including area code, of agent for service)

With a copy to:

Neil R.E. Carr, Esquire

Babirak Carr, P.C.

1050 17th Street, N.W., Suite 600

Washington, D.C. 20036

Telephone: (202) 587-2983 Facsimile: (202) 318-4486

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [  ]

Accelerated Filer [  ]

Non-Accelerated Filer [  ]

Smaller Reporting Company [ x ]

(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value (1)	20,000,000 (2)	$0.245 (3)	$4,900,000	$273.42
Total Registration Fee:				$273.42

(1)

Represents shares of common stock, $.001 par value per share (“Common Stock”), of Guardian Technologies International, Inc. (the “Company”), issuable pursuant to awards granted under the Company’s 2009 Stock Compensation Plan (the “Plan”).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock of the Company which may become issuable by reason of any stock split, stock dividend, recapitalization or other capital adjustment.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the bid and asked prices on June 29, 2009, as reported by the OTC Bulletin Board.

ii

EXPLANATORY NOTE

This Registration Statement relates to two separate prospectuses:

•

Section 10(a) Prospectus: Items 1 and 2 of Part I, and the documents incorporated by reference in response to Item 3 of Part II, of this Registration Statement, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 20,000,000 shares of our common stock, $.001 par value per share, issuable pursuant to the Guardian Technologies International, Inc. 2009 Stock Compensation Plan (the “Plan”).

•

Reoffer Prospectus: The material that follows Item 2 of Part II, up to, but not including, Part II of this Registration Statement constitutes a “Reoffer Prospectus” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act.  Pursuant to Instruction C of Form S-8, the Reoffer Prospectus may, in the future, be used for reoffers and resales, on a continuous or delayed basis, of shares of our common stock that are deemed “control securities” under the Securities Act and which will be acquired pursuant to grants or awards under the Plan by the selling shareholders named in the Reoffer Prospectus and who are, or may be deemed to be, “affiliates” within the meaning set forth in Rule 405 under the Securities Act.  Such selling shareholders may reoffer or resell all, a portion, or none of the shares that they may acquire pursuant to the 2009 Plan.  Pursuant to Rule 424(b) under the Securities Act, we will supplement the reoffer prospectus with the number of shares of common stock, if any, to be reoffered or resold by such selling shareholders as that information becomes known.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

Plan Information.

This Registration Statement on Form S-8 is being filed to register 20,000,000 shares of common stock, $.001 par value per share, of Guardian Technologies International, Inc., which have been reserved for issuance under the Plan.

The documents containing the information specified in Part I, Items 1 and 2, of this Registration Statement have been or will be delivered to participants in the Plan in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the SEC and the instructions to the Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.

Registrant Information and Employee Plan Annual Information.

We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement.  These documents are incorporated by reference in the Section 10(a) prospectus.  We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b) under the Securities Act.  Any and all such requests shall be directed to the Company at its principal offices at 516 Herndon Parkway, Suite A, Herndon, Virginia  20170, attention Chief Financial Officer, or by calling our Chief Financial Officer at (703) 464-5495, extension 143.

iii

REOFFER PROSPECTUS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Up to 20,000,000 shares of common stock

This reoffer prospectus relates to up to 20,000,000 shares of our common stock, $.001 par value per share that may be reoffered or resold from time to time by certain selling shareholders, as described under the caption “Selling Shareholders.” These selling shareholders consist of our current or former employees, directors, officers, and consultants who acquired, or will acquire, the shares of our common stock upon the vesting and exercise of non-qualified stock options, or upon the grant, vesting and/or exercise of certain awards of our common stock issued pursuant to our 2009 Stock Compensation Plan.  We refer to such plan herein as our “2009 Plan”.  These selling shareholders are, or may be deemed to be, “affiliates” of Guardian and the shares to be reoffered or resold by the selling shareholders are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”).

We have not granted any awards under the Plan as of the date of this prospectus.  We expect to supplement this prospectus from time to time with the names of the selling shareholders and the amounts of the shares to be offered for sale by them as selling shareholders.

This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling shareholders of the shares on a continuous or delayed basis to the public.  Selling shareholders who are our “affiliates” may not sell an amount of shares which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.  Each selling shareholder that sells shares pursuant to this prospectus and any broker or dealer through whom the shares may be resold may be deemed an “underwriter” within the meaning set forth in the Securities Act.  In addition, any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The common stock offered by this prospectus may be reoffered or resold from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or negotiated prices.

All of the proceeds of the resale of the shares offered hereby will be received by the selling shareholders.  However, if options are exercised in order to purchase shares of our common stock covered by this prospectus, we will receive proceeds from payment of the option exercise price which we expect to use for general working capital purposes.  The selling shareholders will bear all sales commissions and similar expense.  All costs associated with the registration of the shares under the Securities Act will be borne by us.

Our common stock is quoted on the OTC Bulletin Board under the symbol “GDTI.”  On June 29, 2009, the closing bid price of our common stock was $0.23.

Investing in our common stock involves substantial risks.  See “Risk Factors” on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2009.

TABLE OF CONTENTS

Additional Information

3

Cautionary Statements Regarding Forward-Looking Statements

3

Prospectus Summary

4

Risk Factors

13

Use of Proceeds

13

Selling Shareholders

13

Plan of Distribution

14

Legal Matters

15

Experts

16

Incorporation of Certain Information By Reference

16

Disclosure of Commission Position on Indemnification

17

You should rely only on information contained, or incorporated by reference, in this prospectus.  We have not authorized anyone to provide you with information different from that contained, or incorporated by reference, in this prospectus.  The selling shareholders may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock registered for reoffer and resale hereby.  This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified by such reference.  For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

A copy of the registration statement may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of those documents upon payment of a duplicating fee to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room. The registration statement is also available through the SEC’s internet web site at http://www.sec.gov.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any documents we file at the SEC’s public reference rooms as indicated above.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain forward-looking statements that involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends, “plans,” “should,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions.  Such statements include but are not limited to statements included or incorporated by reference under the captions “Risk Factors,” “Our Business” and elsewhere in this prospectus.  A number of factors could cause results to differ materially from those anticipated by such forward-looking statements, including those discussed or incorporated by reference under “Risk Factors” and “Our Business.”

In addition, such forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect.  Although we believe that the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions or expectations will be achieved.  The information contained or incorporated by reference in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

The cautionary statements made or incorporated by reference in this prospectus and in the information incorporated herein by reference are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus.  We assume no obligations to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

PROSPECTUS SUMMARY

The summary description of our business may not contain all information that may be important to you. You should read this entire prospectus, including the information set forth herein  under the heading “Risk Factors” and our financial statements and related notes, included or incorporated by reference in this prospectus, before making an investment decision.

References in this reoffer prospectus to “we,” “us,” “our,” “Guardian,” or the “company,” unless the context requires otherwise, refer to Guardian Technologies International, Inc., and its subsidiaries.

Our Business

Guardian is a technology company that designs and develops “imaging informatics” solutions for delivery to its target markets:  aviation/homeland security and healthcare. We utilize imaging technologies and advanced analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  We consider our product suite to be a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Each of Guardian’s target markets share certain common characteristics:

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Each is large, growing, and underserved.

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Each requires the ability to derive intelligent, timely, and useful informational value from digital images.

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Each faces significant current and ongoing problems related to exponential image data volume growth versus decreasing information quality.

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Each requires new approaches to its challenges, as previous solutions have become less effective.

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Each requires sophisticated solutions that build on a common platform that can be easily customized.

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Most importantly, Guardian’s core competencies and newly developed techniques apply across all of the market problems we are addressing.

Our Business Strategy

Our strategic vision is to position our core technology as the de facto standard for digital image analysis, knowledge extraction, and detection.  Our strategy is based upon the following principal objectives:

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Maintain product development and sales/marketing focus on large, underserved, and rapidly growing markets with a demonstrated need for intelligent imaging informatics.

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Leverage Guardian’s technology, experienced management team, research and development infrastructure.

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Focus our talents on solving highly challenging information problems associated with digital imaging analysis.

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Establish an international market presence through the development of a significant OEM/Reseller network.

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Build and maintain a strong balance sheet to ensure the availability of capital for product development, acquisitions, and growth.

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Seek to broaden our investment appeal to large institutions.

To achieve our strategic vision, we are aware of the need to exercise financial and operational discipline necessary to achieve the proper blend of resources, products and strategic partnerships.  These efforts can accelerate our ability to develop, deploy and service a broad range of intelligent imaging informatics solutions directly to our target markets and indirectly through OEM/value added reseller partners.

Our Products

Our Core Technology - 3i™ Engine

Guardian is a technology company that designs and develops imaging informatics solutions for delivery to its target markets:  aviation/homeland security and healthcare.  We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and response time of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Guardian’s core technology is an “intelligent imaging informatics” (“3i™”) engine that is capable of extracting embedded knowledge from digital images, and has the capacity to analyze and detect image anomalies. The technology is not limited by type of digital format.  It can be deployed across divergent digital sources such as still images, x-ray images, video and hyper-spectral imagery. To date, the technology has been tested in the area of threat detection for baggage scanning at airports, for bomb squad applications and the detection of tuberculosis by analyzing digital images of stained sputum slides captured through a photo microscopy system.  Varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, aviation/homeland security and healthcare.  However, as new or enhanced solutions are developed, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.   Furthermore, we may also engage in one or more acquisitions of businesses that are complementary to our business as well as we may form wholly-owned subsidiaries to operate within defined vertical markets.

Our Principal Products

Our principal products are our Aviation/Homeland Security Technology solution, PinPoint™, and our Healthcare solution, Signature Mapping™:

Aviation/Homeland Security Technology Solution - Pinpoint™

Combining proprietary technology platforms in imaging and knowledge extraction, we have developed an “intelligent imaging informatics” software solution, PinPoint™, that can: identify threat items; notify screeners of the existence of threat items; speed the security process by eliminating unnecessary baggage checks; provide the screener with an instantaneous second opinion; and reduce processing time spent on false positives (baggage selected for security review that contains no threat items).

Our objective is to become the leading provider of contraband detection systems worldwide and to extend our technology expertise to address broader applications for detection. Specific elements of our growth strategy are to enhance our technological leadership, expand our sales and marketing organization, leverage our detection technology expertise to enter new markets for detection, and selectively pursue strategic relationships and acquisitions.

In summary, the principal features of our PinPoint™ product are as follows:

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Intelligent imaging informatics technology for the detection of guns, explosives, and other threat items at airport baggage areas.

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Operates on a UNIX platform, contains an application interface for ease of use and connectivity, and is hardware agnostic.

•

We have 14 pending patent applications (U.S. and foreign) covering the implementation of our core 3i™ technology.

•

Independently tested to high levels of reliability.  Outperformed current technologies by increasing detection rates and lowering false positives (current performance data based on reports by industry experts).

•

Multi-process application built on a foundation of algorithms, image filters, statistics, and physics.

We believe PinPoint™ is reaching technological feasibility as certain high-risk development issues are being addressed for the integration with manufacturers’ scanning equipment.  A major joint initiative between the Department of Homeland Security (DHS) and the National Electrical Manufacturers Association (NEMA) is expected to open a path to increase the interoperability of security equipment and provide a mechanism to use third party threat detection software as part of the screening solution.  This enabling initiative is the Digital Imaging and Communications in Security (DICOS) standard, similar to the Digital Imaging and Communications in Medicine (DICOM) standard.  With a defined standard for the output of each screening device, complimentary automated threat detection software can be appended to any x-ray equipment.  The schedule for publication of this standard is being driven by the expected purchase by DHS/TSA of new security screening equipment for over 400 US airports.  Guardian personnel are participating in one of the three NEMA working groups drafting the DICOS standards.

The “intelligent imaging informatics” engine, which serves as the foundation for the PinPoint™ product, adapts readily to the analysis and detection of objects of interest across divergent digital sources:  still images, video, and hyper-spectral images.  The 3i™ technology platform can be deployed across many automated detection applications:  cargo scanning, body scanning, military target acquisition, healthcare disease detection and anomaly identification, and to perform satellite remote sensing ground surveys.  Our research and development activities are focused on adapting our 3i™ technology to many of these detection applications and have already commenced.  Most of the fundamental ‘ground truths’ associated with baggage scanning hold true for body scanning; the hardware technology for body scanning is advancing as the baggage scanners and their potential physical impact on humans.  Our research and development work has also included, on a preliminary basis, the development of 3i™ technology for deployment in the hyper-spectral environment.  One such use within the hyper-spectral environment would be a military use for target acquisition.

We are also pursuing an additional market opportunity using our 3i™ platform technology, adding to our detection family of products. PinPoint nSight™ (nSight) provides visualization enhancements that allow bomb technicians and investigators to assess the presence of explosives more rapidly and accurately using single-energy x-ray scanners.  The technology adds textural and color components to such images, helping bomb investigation technicians detect threats that would otherwise be unseen by the human eye. In May 2006, we entered into a Distribution Agreement with Logos Imaging LLC, a manufacturer of portable bomb scanning equipment, with regard to the distribution of PinPoint nSight™.  During fiscal 2007, we sold to Logos 10 licenses for our threat assessment software technology for bomb detection scanners, PinPoint nSight™.  We are also continuing to develop other distributor relationships in an effort to increase market penetration of our PinPoint nSight ™ product.

Healthcare - Signature Mapping™ Solution

In an effort to expand upon the use of our core technology 3i™ “intelligent imaging informatics,” we are migrating and adopting our threat detection algorithms and quantitative imaging capabilities for use in the imaging field of diagnostic radiology and pathology.  The technology is called Signature Mapping™.  Our Signature Mapping™ platform technology represents the technological basis upon which we expect all diagnostic radiology and pathology applications will be developed. Any Signature Mapping™ product introduced in the United States may be subject to Food and Drug Administration (“FDA”) review and approval, including with regard to its safety and effectiveness, before we may begin marketing and selling any such product in the U.S. Such approval may require us to obtain extensive data from clinical studies to demonstrate such safety or effectiveness.  There may be similar regulatory requirements in foreign countries in which we seek to market and sell our healthcare CAD products.

The challenge for modern radiology is to improve the quality of clinical care while simultaneously reducing costs and improving patient outcomes.  To accomplish this goal, radiology has greatly expanded its use of various imaging modalities to include Nuclear Medicine, Ultrasound, Computer Tomography (“CT”), Magnetic Resonance Imaging (“MRI”), Positron Emission Tomography, and Digital Radiography (“X-ray”).  While significant improvements in diagnostic radiology have occurred using these imaging modalities, the same degree of technological advancements has not been available to help radiologists accurately interpret and quantify the rapidly expanding number and diversity of imaging cases generated each day; and coupled with the level of difficulty in reading the image, radiologists are also prone to interpretation subjectivities and misreads given the enormous patient loads and time constraints radiologists face each day. Studies and other literature indicate that radiologists are about 80% accurate at best in reading screening x-ray breast examinations - 75% accurate for women in their 40s. Certain studies have found that lesions are simply not detected 10 to 15% of the time.  Such knowledge has resulted in a tendency towards additional procedures, such as biopsies which sometimes prove unnecessary. While traditional computer aided detection (“CAD”) assists radiologists by marking anomalies without providing additional visualization or analytical tools, CAD applications have certain characteristics that limit their capabilities. CAD results are associated with high false positive rates. The pattern recognition algorithms employed by CAD restrict their functionality to searching for a specific disease within a specific imaging modality. Guardian is developing a new approach for radiographic image analysis based on our platform technology, Signature Mapping™.  It is the first image-analysis-based technology that we believe will be capable of “characterizing tissues” across a broad range of digital imaging modalities. The software has been designed to work seamlessly with Digital Imaging and Communication in Medicine (“DICOM”) images generated from any existing imaging modality.  It can be integrated into a Picture Archiving & Communication System (PACS) network, a stand-alone digital imaging modality, a diagnostic workstation or a clinical review workstation.

Similar to a person’s fingerprint, each tissue has a unique structure. Each structure creates a unique pattern or “signature” that can be extracted from an image to differentiate, locate, identify, and classify by using our Signature Mapping™ technology.  Signature Mapping™ is expected to further help radiologists by visualizing the various structures within a particular tissue so they can be examined and quantified. This capability is expected to provide a next-generation image analysis, clarification, visualization and Signature Mapped ™ “tissue characterization” and detection.  Management believes that it will add significant clinical value to a wide range of difficult to detect diseases in diagnostic radiology by distinguishing and characterizing different tissue types in images regardless of the modality that generated the image.

Based on its unique properties, Signature Mapping™ is expected to be capable of being used to analyze images generated across all imaging modalities without the need for new image capture hardware costs.  It will serve as a software-based, multi-modality approach to image analysis when combined with Signature Mapping’s™ unique “tissue characterization” and detection. As a result, Signature Mapping™ is expected to differentiate the contrast resolution between different tissue types, even when the material or tissue in the image is very diffuse or obscured by other objects, such as is the case where diseased lung tissue is located behind a rib in an x-ray chest examination. It is capable of displaying these ‘signatures’ in a way that empower radiologists to make a more informed and confident diagnosis, even for hard to distinguish structures such as masses in dense breast tissue.

Signature Mapping™ appears to provide advantages for providing the knowledge for automatic detection.  The development of a “tissue characterization” and detection model employs the use of supervised machine learning and contextual image analysis to analyze and classify the features associated with the newly created “signatures.”  The fusion of these three technologies is known as Guardian’s Intelligent Imaging Informatics 3i™. Unlike other pattern recognition methodologies, the 3i™ solution can reveal and differentiate inherent structures for all materials in an image regardless of the imaging modality used to create the image, the location within the image, the shape or texture, and the object orientation even if obscured by its relationship to other materials.

Clinical Experience and Medical Accomplishments

While Signature Mapping™ is expected to be capable of use in a wide range of medical image analysis applications, our initial application product development efforts are focused in four areas:

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detection of tuberculosis by analyzing digital images of stained sputum slides captured through a photo microscopy system;

•

breast cancer detection using x-ray mammography, MRI and ultrasound;

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neurological imaging analysis through the detection and quantification of acute intracranial hemorrhage using non-contrast CT, normal pressure hydrocephalus, and multiple sclerosis using MRI;

•

chest radiography targeted at tuberculosis and silicosis detection using digital x-ray.

In July 2007, we entered into an agreement with the Medical Imaging Informatics (MI2) at the Keck School of Medicine, University of Southern California to conduct a multiple-phase process to clinically evaluate, and give feedback on potential enhancements to, our 3i™ “intelligent imaging analysis” solutions as applied to medical radiology imaging.  Our 3i™ product segments clarifies, distinguishes and identifies organic objects even when masked by one or more other objects of similar density and chemical composition.  This is an expected product extension of our 3i™-based computer-aided detection technology in adapting scientific principles employed for explosives detection to medical image analysis.  We continued our collaboration relationship with a new agreement dated July 19, 2007 for a one year term, to include clinical studies for our Signature Mapping™ product.  The first half of the collaboration focused on image-based visualization and CAD solutions for the detection of breast cancer on mammograms, and the second half of the collaboration will be for the detection of small acute intracranial hemorrhage (“AIH”) on CT.

Our research to-date includes five programs and studies conducted under the direction of the Image Processing and Informatics Laboratory at the University of Southern California (USC) using clinical data and images provided by: the Image Processing and Informatics Laboratory at USC, Howard University, and the South Florida Clinical Mammography Data Base.  In addition a program and study for the detection of TB in stained sputum slides through a photo microscopy system at the National Health Laboratories of South Africa.

Tuberculosis

The Disease

The World Health Organization (“WHO”) has declared tuberculosis (“TB”) a global health emergency. WHO has estimated that 2 billion of the world's population is infected with the TB bacteria. Furthermore, WHO statistics indicate that in 2006 approximately 9.2 million people developed tuberculosis and 1.5 million people died from the disease, mostly in underdeveloped countries. (See “Global Tuberculosis Control- surveillance, planning and financing,” WHO Report 2008.)

Tuberculosis – Sputum Microscopy

Commercial interest in TB diagnostics has been limited by a lack of detailed information on the size and characteristics of the TB diagnostic market.  An international network of contacts and investigators has for the first time yielded a strategic overview of the current global market for TB diagnostics, encompassing testing for active disease caused by TB, as well as detecting latent infection, monitoring response to treatment, and drug-susceptibility testing (DST).  This information has been compiled and published by the World Health Organization (WHO). This analysis indicates that annually over US$1 billion is spent worldwide on TB diagnostics, a figure over twice as large as the current market for TB drugs.  One-third (US $326 million) of this money is spent outside of the established market economies (EME), where 73% of TB diagnostic testing takes place.  Lower labor costs primarily account for the lower cost per test performed in developing countries.

According to WHO published reports from 2005, sputum smear microscopy (83 million annual cases) and chest radiography (47 million annual x-rays) for active disease are by far the most common tests performed in middle-income and low-income countries. These tests eclipse the use of higher performance more complex and expensive tests, such as culture and nucleic acid testing (NAT).  Skin testing with purified protein derivative (PPD) is the highest volume TB diagnostic test used in the EME (40 million annual tests), where it makes up half the total market, reflecting the importance of detection of latent infection in those countries.  (See “Global Tuberculosis Control- surveillance, planning and financing,” WHO Report 2005.)

WHO guidelines recommend diagnosis of active TB by identification of tubercle bacilli in sputum smears using a light microscope for Ziehl-Neelsen-stained specimens or under a fluorescence microscope for rhodamine/auramine stained sputa.  There is scientific consensus that fluorescence microscopy is superior for the identification of tubercle bacilli.

Lung Disease Detection – Tuberculosis

Tuberculosis detection and treatment in developing countries is hampered by a shortage of radiologist and technologists available to interpret and administer chest x-rays.  Typically, a long lag time exists between the time chest x-rays are administered and when an accurate diagnosis can be made and communicated to the patient.  Patients’ sputum samples are also used to detect tuberculosis.  Sputum sample analysis is a highly laboratory intensive and tedious, time-consuming process requiring highly trained laboratory technologists.  Any diagnostic lag time between conducting a patient’s chest x-ray and sputum sample laboratory tests delays interpretation, diagnosis and drug therapy. In some cases the patients are difficult to re-contact and may never receive drug treatment. These delays mean the infected patients are likely to infect others in their immediate surroundings.

Clinical Value of Signature Mapping™

In connection with the development of our TBDx product, we have partnered with the Aurum Institute for Health Research (“Institute”).  The Aurum Institute, headquartered in Johannesburg, South Africa, is an internationally recognized medical research organization, a world leader in research and treatment involving tuberculosis, HIV/AIDS, malaria and other infectious diseases.  Under the collaborative partnership, Guardian and the Institute’s scientists are expected to collaborate to perfect the use of Signature Mapping™ imaging technology to automatically detect, identify and quantify the bacteria that causes tuberculosis. Automation of these processes with Guardian's technology is expected to reduce labor costs, provide more timely diagnosis and delivery of therapeutic treatments, eliminate human errors and sharply improve detection rates and accuracy of diagnosis.  The Aurum Institute has also partnered with Guardian to expand its activities within the mining industry to include detection of silicosis. Silicosis is a form of lung disease resulting from occupational exposure to silica dust over a period of years. Silicosis causes slowly progressive fibrosis of the lungs, impairment of lung function and a tendency to tuberculosis of the lungs. In early internal tests, Signature Mapping™ has been shown to be capable of detecting silicosis.

The use of Signature Mapping™ to detect and monitor TB changes over a given treatment period using radiographic chest x-rays was also studied. In early internal tests, Signature Mapping™ proved to be successful in detecting lung area, quantifying normal lung volumes, and reporting lung volume changes over time during drug treatment therapies.

Our efforts are focused on the development of a technology platform for diagnostic radiology and developed for specific diagnostic modalities and targeted applications based upon our Signature Mapping™ technology that we expect to be able to market and sell to the medical industry in the U.S. and overseas. We have made technical progress in the development of Signature Mapping™.  However, certain of the products we may develop will require us to obtain FDA approval for such product to enable us to sell such product in the U.S., or satisfy any comparable regulatory approval requirements overseas.  Further, our ability to develop any such product will depend, in part, on our ability to raise additional financing to continue such development or obtain applicable grant funding.  There can be no assurance we will be able to raise such additional financing or funding to continue our development efforts.

Breast Cancer

The Disease

Breast cancer is the most commonly diagnosed cancer and the second leading cause of cancer deaths among women in the US.  Although the overall morbidity rate of breast cancer is lower among African American Women (AAW) than Caucasian Women, the morbidity rate among AAW younger than 50 years old is higher than Caucasian Women and has resulted in substantially higher mortality rates (31/100,000 vs. 27/100,000). The table below shows annual demographics for breast cancer statistics in the U.S.

Breast imaging procedures	About 35 million screening exams
Biopsy procedures	About 1.5 million biopsies conducted
12% of biopsies are positive	168,000 detected cancers
Mortality rate	About 40,950 women
Biopsy per procedure cost	$1,000 - $3,000 dollars
Annual gross national biopsy cost	$1.5 - $4.5 billion dollars
A 10% reduction in biopsies would save approximately	$150 - $500 million dollars

Source: Breast Cancer Fund, “The Demographics of Breast Cancer in the U.S. 2003.”

Detection

Early detection is a critical factor for controlling survival. Early detection provides increased therapeutic options and improved probability of survival. Mammography is a reliable and cost-effective screening technology. When properly conducted, mammography has been estimated to reduce breast cancer mortality by 20-30%.  Currently, ductal carcinoma-in-situ (DCIS) represents 25%-30% of all reported breast cancers.  Approximately 95% of all DCIS are diagnosed because radiologists identify them in mammograms. However, reading mammograms is difficult and prone to misinterpretation, subjectivity, and misreads.  Studies have found that screening x-ray exams are about 80% accurate at best and that lesions are simply not detected 10% to 15% of the time. The National Cancer Institute reported that 25% of breast tumors are missed in women in their forties. (See Liu B, Z. M., Document J (2005, "Utilizing data grid architecture for the backup and recovery of clinical image data." Comput Med Imaging Graph. 29(2-3): 95-102, and National Cancer Institute, "Cancer in African American Women.")

Dense breasts pose a greater challenge to cancer detection using mammograms, especially early-stage breast cancers. Approximately 25% of women have dense breasts; thus a large number of mammograms, especially in African American women, are more difficult to clinically interpret. The risk of breast cancer associated with the highest category of density is estimated to be two to six times greater than for women with the lowest category of breast density.

Clinical Value of Signature Mapping™

On the basis of our initial studies, the signatures of malignant tumors in mammograms exhibit significant differences when compared with cysts, benign lesions, or dense breast tissue after being processed with Signature Mapping™.  Measurable differences exist among different breast structures in both the spatial and frequency domains.  Signatures of different tissues vary in their entropy, linearity, boundary gradients, and homogeneity. As a result, the internal structure of masses in dense breast tissue can be characterized and identified and displayed radiographically to the clinician. Signature Mapping™ is expected to visually display levels within the tumor and distortions in the breast geometry outside the tumor.

The effectiveness of these algorithms was evaluated through a pilot study conducted with the Norris Cancer Center at the University of Southern California. The study consisted of two sets of mammographic cases, a training set and a testing set.  Both sets contained 40 normal and 40 confirmed solid cancer masses and were matched for levels of interpretation difficulty and patient age, variations in breast density, and types of tumors. Guardian used the training set for the development of its algorithms and for training the participating radiologists in the study.  The test set was used in the pilot study to gain clinical feedback and determine the effectiveness of the radiologist’s interpretations using Signature Mapping™. Preliminary clinical results based on the visual performance of five highly-skilled and experienced mammographers using the mammography-specific Signature Mapping™ process demonstrated improved accuracy and ease of use in the study.

Clustered micro-calcifications may be the only visually detectable manifestation of early breast cancer. Mammography is very responsive to the presence of micro-calcifications, however, the specificity of mammography remains low.  Benign calcifications cannot always be distinguished from those indicating malignancy resulting in a large population of women who do not have cancer, but are subjected to biopsy.  Using Signature Mapping™ we expect that the miniscule structures within micro-calcifications can be characterized and their potential for pathology identified by the radiologists.

While carcinomas are rarely found in cysts, they are difficult to accurately diagnose through the use of mammography because they cannot be distinguished from other well circumscribed solid masses unless they display several characteristic patterns of calcification. Guardian is optimizing Signature Mapping™ for the accurate characterization of cysts as part of ongoing development that includes an early-onset cancer detection model.

Traumatic Brain Injury

The Disease

Traumatic Brain Injury (TBI) and acute stroke are two patient populations extremely likely to present in emergency room settings. Each requires immediate, accurate determination of the presence of bleeding for treatment and optimal outcome. However, detection and diagnosis of acute intracranial bleeding can be extremely challenging for the emergency room physician. In the U.S., traumatic brain injury is the major cause of death in children, and stroke is the third leading cause of death in the adult population.  The following are pertinent statistics.

	Traumatic Brain Injury	Stroke
Incidence - Hemorrhagic Incidence - Ischemic Total	1,500,000	112,500 637,500 750,000
Deaths	50,000	160,000
Long Term Disabilities	90,000	295,000
Economic Impact	$56.3 Billion annually	$62.7 Billion annually

Source: Center for Integration of Medicine and Innovative Technology.

Detection

For acute stroke patients, non-contrast head CT scanning is mandatory for rapidly distinguishing ischemic from hemorrhagic infarction and for defining the anatomical distribution of the stroke.  Patients with acute ischemic stroke may be triaged to receive thrombolytic therapy to break the clot, while patients with hemorrhagic stroke follow a different diagnostic and therapeutic pathway.  CT scans also may rule out other life-threatening processes such as hematoma, neoplasms and abscesses.

For patients with TBI, with or without a fracture, the most critical factor is determining if a brain injury is present.  CT scan is used most often to evaluate acute head injuries; a major indicator of brain injury is the presence of intracranial bleeding.  CT is useful for identifying injuries to the brain itself and to determine the presence, location and severity of bleeding. Data collected from the research company IMV indicates that in 2006, about 62 million CT procedures was conducted in the United States, and estimated that between 38 and 50 percent of those studies were conducted to image the brain.

Clinical Value of Signature Mapping™

We have developed multiple solutions for the analysis and “tissue characterization” of the brain, including the detection of 5% or less intracranial hemorrhages, the detection and quantification of multiple sclerosis lesions, and the measurement of normal pressure hydrocephalus.  The most extensive work has been focused in the area of Traumatic Brain Injury with a special emphasis on accurately segmenting and detecting intracranial bleeding using axial Computer Tomography (CT) slices.

Under our test conditions, Signature Mapping™ has been demonstrated in all cases to be an accurate and sensitive tool for the detection of acute intracranial bleeds. It has also demonstrated an ability to differentiate between small intracranial bleeds that are less than 5% subdural hematoma from difficult to discern bone hardening artifacts typical in most CT scans. In an early study results of ER physicians, general radiologists and neuro-radiologists; Signature Mapping™ improved the performance of all three groups, and more importantly, elevated the detection performance level of the emergency room physicians to those equaling the neuro-radiologists.

Results of the multiple sclerosis study found that Signature Mapping™ algorithms are capable of accurately detecting lesions and, importantly, providing accurate automated measurements of the size and overall lesion volumes. Compared to clinical observers, Signature Mapping™ proved to be a more sensitive tool for detecting lesions that were considered marginal or undetectable and provided extremely accurate measurements while reducing the radiologist analysis time to just seconds.

Normal Pressure Hydrocephalus (NPH) was also analyzed by IPI. The challenge facing the radiologist is determination of whether the pressure changes in the ventricles are caused by the normal course of aging or as a result of an anomaly. Signature Mapping™ detected and quantified the ventricles and cranial spinal fluid visualized from the MRI images. IPI reviewed the results of utilizing Signature Mapping™ and determined that the results accurately detected cerebral spinal fluid, provided a methodology for segmenting the ventricles, and determined and quantified ventricular size and volume.

Healthcare Technology Solution – FlowPoint

Our FlowPoint™ products consist of a web-enabled Radiology Information System (RIS) and Picture Archiving & Communication System (PACS), which manages radiology workflow, patient information, treatment history, and billing information. It also manages digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

Due to the increased efforts and focus in developing our Signature Mapping™ imaging technology, we have discontinued active marketing of our FlowPoint™ products, and seek licensing arrangements with other software or hardware providers, who may use our RIS and PACS systems to complement their existing product line.  Accordingly, we entered into two licensing arrangements to-date.  The first in January 2008 with Rogan-Delft for a perpetual, nonexclusive and nontransferable license to use, modify, create derivative works from, market and sublicense our FlowPoint™ RIS product, and the second in January 2009 with Richard Mace Solutions Ltd for a perpetual, nonexclusive and nontransferable license to use, modify, create derivative works from, market and sublicense our RadWise RIS and PACS solutions. Our existing small customer base in England was assigned to Richard Mace Solutions Ltd for the purpose of continuous service to these customers.  Royalties generated from these licensing agreements is not anticipated to be a significant portion of our revenue.

We were incorporated under the laws of the State of Delaware in February 1996.  Our executive offices are located at 516 Herndon Parkway, Herndon, Virginia 20170.  Our telephone number is (703) 464-5495.  Our web site address is www.guardiantechintl.com.  Information contained in our web site does not constitute part of this prospectus.

The Offering

Common stock outstanding before the offering	49,649,780 shares
Common stock offered by selling shareholders	20,000,000 shares
OTC Bulletin Board Symbol	GDTI

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk.  Before deciding to invest in our shares of common stock, you should carefully consider the risk factors set forth under Item 1A of our most recent Annual Report on Form 10-K and the information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated herein by reference, before you decide to acquire our shares.  Such risks are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our company.  If any of such risks actually occur, our business, financial condition and operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you could lose a part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from this offering.  However, if any of the selling shareholders exercise options granted to them under the 2009 Plan to acquire shares of our common stock to be resold pursuant to this reoffer prospectus, we would receive the option exercise price and expect to us such proceeds for general working capital purposes.

SELLING SHAREHOLDERS

All of the shares of our common stock registered for resale under the Registration Statement of which this prospectus forms a part will be owned, prior to the offer and sale of such shares, by the selling shareholders upon vesting and exercise of non-qualified stock options, restricted stock awards, restricted stock rights or the grant of stock awards.  We have not granted any options or other awards under the Plan as of the date of this prospectus.  We expect to supplement this prospectus from time to time with the names of the selling shareholders and the amounts of the shares to be offered for sale by them as selling shareholders.

We are registering the shares of common stock covered by this prospectus for the selling shareholders.  As used in this prospectus, selling shareholders include the pledgees, donees, transferees, or others who may later hold the selling shareholders’ interests.  We will pay the costs and fees of registering the shares of our common stock covered by this prospectus, but the selling shareholders will pay any brokerage commissions, discounts, or other expense relating to the sale of such shares.

The following table sets forth:

•

the name and principal position of each person who is, or may be deemed, an affiliated selling shareholder, and certain non-affiliated selling shareholders;

•

the number and percentage of shares of common stock owned beneficially, directly or indirectly, by each selling shareholder before the offering;

•

the number of shares of common stock to be offered by the selling shareholders pursuant to this prospectus; and

•

the number and percentage of shares of common stock to be owned by each selling shareholder following the sale of the shares pursuant hereto.

We may amend or supplement this prospectus from time to time to update the disclosures set forth in the table, below. Because the selling shareholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any such shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders upon termination of the offering made hereby.  We have assumed, therefore, for purposes of the following table as it may be amended or supplemented, that the selling shareholders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock they presently own.  To our knowledge, none of the selling shareholders are broker-dealers or affiliates of broker-dealers.

Because we do not satisfy the registrant requirements for use of Form S-3, the amount of shares of our common that may be reoffered or resold by means of this prospectus by a selling shareholder, and any other person with whom he or she is acting in concert for purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Name of Selling Shareholder *	Number of Shares Beneficially Owned Before Offering (1)	Percent of Common Stock Owned Before Offering (1)	Number of Shares Being Offered Hereby	Number of Shares Owned After Offering	Percent of Common Stock Owned After Offering (1)

*

Names of selling shareholders who will sell “control securities” pursuant to this prospectus will be added by prospectus supplement pursuant to Rule 424(b) under the Securities Act, as permitted by General Instruction C to Form S-8.

** Less than 1%.

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting power and/or investment power with respect to securities.  Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.  Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.  Except as otherwise indicated, the address of each selling shareholder is c/o Guardian Technologies International, Inc., 516 Herndon Parkway, Suite A, Herndon, Virginia 20170.

PLAN OF DISTRIBUTION

Each of the selling shareholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  To our knowledge, no selling shareholder has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.  Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Certain legal matters in connection with the registration of the shares offered hereby will be passed upon for us by Babirak Carr, P.C., Washington, D.C.

EXPERTS

The consolidated balance sheets of Guardian Technologies International, Inc., as of December 31, 2008, and the consolidated statements of operations and comprehensive income (loss), and consolidated statements of cash flows for the year ended December 31, 2008, incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by KBL, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  The consolidated balance sheets for Guardian Technologies International, Inc., as of December 31, 2007, and the consolidated statements of operations and comprehensive income (loss), and consolidated statements of cash flows for the two years ended December 31, 2007, incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Goodman & Company, LLP, our former independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements have been so incorporated by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference herein certain information that we have filed with the SEC under the Exchange Act, which means that we disclose important information to you by referring you to another document filed separately with the SEC.  The information contained in the documents we are incorporating by reference is considered to be part of this prospectus and the information we later file with the SEC will automatically update and supersede the information contained or incorporated by reference into this prospectus.  We incorporate by reference:

•

Our Annual Report on Form 10-K for the year ended December 31, 2008;

•

Our Current Report on Form 8-K, filed January 9, 2009;

•

Our Current Report on Form 8-K, filed February 27, 2009;

•

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•

Our Current Report on Form 8-K, filed June 22, 2009, including the description of our securities under Item 8.01 of such report; and

•

Our Current Report on Form 8-K, filed June 25, 2009.

In addition, all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports or documents.

Any statement contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request by such person, a copy of any or all of the documents that have been incorporated by reference in but not delivered with this prospectus.  Our statements in this prospectus about the contents of any contract or other document are not necessarily complete.  You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement or the reports incorporated herein by reference for complete information.  You may obtain copies of any of these SEC filings or exhibits without charge by sending a written request to: Guardian Technologies International, Inc., 516 Herndon Parkway, Suite A, Herndon, Virginia 20170,

attention: Secretary.  Oral requests should be made by calling our Chief Financial Officer at (703) 464-5495, extension 143.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our Certificate of Incorporation provides that we will indemnify an office or director to the fullest extent permitted by Delaware General Corporation Law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by on of our directors, officers or controlling person in connection with the securities being registered herein, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

You may rely only on the information contained in this prospectus.  We have not authorized anyone to provide information different from that contained in this prospectus.  Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus.  This prospectus is not an offer to buy these shares of common stock in any circumstances under which the offer or solicitation would be unlawful.

GUARDIAN TECHNOLOGIES

INTERNATIONAL, INC

___________________________________

Up to 20,000,000 shares of common stock

___________________________________

______________

PROSPECTUS

______________

June 29, 2009

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents, and any amendments thereto, filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

•

Our Annual Report on Form 10-K for the year ended December 31, 2008;

•

Our Current Report on Form 8-K, filed January 9, 2009;

•

Our Current Report on Form 8-K, filed February 27, 2009;

•

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•

Our Current Report on Form 8-K, dated June 22, 2009, including the description of our securities set forth under “Description of Securities” under Item 8.01 thereof; and

•

Our Current Report on Form 8-K, dated June 25, 2009.

In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

Any statement contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Not applicable.

Item 6.

Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation provides that the Company shall indemnify our directors and officers to the fullest extent provided by law.

Article VIII, Section 1 of our Bylaws provides that we are to indemnify each director and any officer or other person that our board of directors shall designate from time to time who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of a nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Article VIII, Section 2 of our Bylaws provides that we shall indemnify each director and any officer or other person that the board of directors shall designate from time to time who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that he is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article VIII, Section 3 of our Bylaws provides that any indemnification under Article VIII (unless ordered by a court) shall be made by us only as authorized in the specific case upon a determination that indemnification of the director, officer or other person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII, as the case may be.  Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.  To the extent, however, that a director or officer or other person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therein without the necessity of authorization in the specific case. A person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, or, with respect to criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on our records or books of account or of another enterprise, or on information supplied to him by our officers or another enterprise in the course of their duties, or on the advice of our legal counsel or of another enterprise or on information or records given or reports made to us or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by us or another enterprise.  The term “another enterprise” means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at our request as a director, officer, employee or agent.

Article VIII, Section 5 of our Bylaws provides that, notwithstanding any contrary determination in the specific case under Section 3 of Article VIII, and notwithstanding the absence of any determination, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and Section 2 of Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards set forth in Section 1 or Section 2 of Article VIII, as the case may be.  Neither a contrary determination in the specific case under Section 3 of Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 of Article VIII shall be given to us promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

The Company’s Bylaws empower the Company to purchase and maintain insurance on behalf of its directors and officers.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Other Arrangements

The Company maintains a “claims made” officers and directors liability insurance policy with coverage limits of $5,000,000 and a maximum $200,000 deductible amount for each claim.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

3.1

Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-KSB for the year ended December 31, 2003 (File No. 000-28238).

3.2

Articles of Amendment to Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-KSB for the year ended December 31, 2003 (File No. 000-28238).

3.3

Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 000-28238).

3.4

Certificate of Designations of Rights and Preferences of Series B Convertible Preferred Stock, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-QSB for the Quarter Ended June 30, 2003 (File No. 000-28238).

3.5

Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, dated September 24, 2003, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-QSB for the Quarter Ended September 30, 2003 (File No. 000-28238).

3.6

Certificate of Amendment to Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock, dated October 27, 2003, incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 10-QSB for the Quarter Ended September 30, 2003 (File No. 000-28238).

3.7

Certificate of Amendment to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock, dated November 24, 2004, incorporated herein by reference to Exhibit 3.7 to the Registrant’s Form 10-KSB for the Year Ended December 31, 2004 (File No. 000-28238).

3.8

By-Laws of the Company, incorporated herein by reference to Exhibit 3.7 to the Company’s Form 10-KSB for the year ended December 31, 2003 (File No. 000-28238).

4.1

Form of Common Stock Certificate, incorporated herein by reference to the Company’s Registration Statement on Form SB-2, filed March 22, 1996 (File No. 333-2712-NY).

5.1

Opinion regarding legality, filed herewith.

10.1

Guardian Technologies International, Inc. 2009 Stock Compensation Plan, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed June 22, 2009 (File No. 000-28238).

10.2

Form of Non-Qualified Stock Option Award Agreement for 2009 Stock Compensation Plan, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed June 22, 2009 (File No. 000-28238).

10.3

Form of Restricted Stock Award Agreement for 2009 Stock Compensation Plan, incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed June 22, 2009 (File No. 000-28238).

10.4

Form of Restricted Stock Rights Award Agreement for 2009 Stock Compensation Plan, incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed June 22, 2009 (File No. 000-28238).

23.1

Consent of Goodman & Company, LLP, filed herewith.

23.2

Consent of KBL, LLP, filed herewith.

23.3

Consent of counsel included in Exhibit 5.1.

24.1

Powers of Attorney included as part of the Signature Page to this Registration Statement.

Item 9.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than  20 per change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-K is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent of given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on this 30th day of June, 2009.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
By:	/s/ Michael W. Trudnak
Michael W. Trudnak Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Guardian Technologies International, Inc., a Delaware corporation, do hereby constitute and appoint Michael W. Trudnak, William J. Donovan, and Gregory E. Hare, and each off them singly, our true and lawful attorneys-in-fact and agents, each with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and each of them with full power to do any and all acts and things in our names and in any and all capacities, which such attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable Guardian Technologies International, Inc., to comply with the Securities Act of 1933, as amended, and any rules and regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that such attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date
/s/ Michael W. Trudnak Michael W. Trudnak	Chairman of the Board, Chief Executive Officer and Secretary (Principal Executive Officer)	June 30, 2009
___________________ William J. Donovan	President, Chief Operating Officer and Director	June 30, 2009
/s/ Gregory E. Hare Gregory E. Hare	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2009
/s/ Sean W. Kennedy Sean W. Kennedy	Director	June 30, 2009
/s/ Charles T. Nash Charles T. Nash	Director	June 30, 2009
/s/ Henry A. Grandizio Henry A. Grandizio	Director	June 30, 2009

28303006.133